Exhibit 24.1

POWER OF ATTORNEY

Form of Power of Attorney provided by Robert E. Garrison, II, George L. Ball, Don A. Sanders, Gordon F. Stone, Dan S. Wilford, Richard E. Bean, Robert M. Collie, Jr., Charles W. Duncan, III, and Albert W. Niemi.

I hereby constitute and appoint Ben T. Morris and Rick Berry, and each acting alone, my true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution for me and in my name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-3 for an indeterminate number of shares of Sanders Morris Harris Group Inc. for purposes of market making activities by Sanders Morris Harris Inc. and any or all amendments or supplements to such Registration Statement, whether pre-effective or post-effective, to sign any related Registration Statement pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to such Registration Statement, any amendments or supplements hereto, and any related Rule 462(b) Registration Statement, in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

This power of attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this power of attorney to be executed this      day of                             , 2007.